Overstock.com Reports Q1 2020 Results and Preliminary Impact of COVID-19 with April retail sales up over 120% year over year

SALT LAKE CITY - April 30, 2020 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended March 31, 2020.

First Quarter Financial Highlights

•	Total net revenue was $352 million, a decrease of 4% year over year

•	Gross profit was $76 million or 21.6% of total revenue, an improvement of 169 basis points year over year

•	Net loss attributable to stockholders of Overstock.com, Inc. was $16 million, an improvement of $23 million year over year

•	Net loss per share was $0.40, an improvement of $0.78 year over year

•	Adjusted EBITDA (non-GAAP) improved by 31% year over year

•	Net cash used in operating activities was $12 million, an improvement of $39 million year over year

•	Free cash flow (non-GAAP) improved by $40 million year over year

•	At the end of the first quarter, cash and cash equivalents totaled $141 million

"In a time of great uncertainty, Overstock is performing well," said Overstock CEO Jonathan Johnson. "Our retail business, which was already on track to achieve its first quarter plan before the COVID-19 crisis hit full bore, has benefited from an increased demand for home furnishings and other key product categories from customers looking to shop from the safety of their homes. The Overstock Retail team is executing its disciplined strategy. I expect to see continued progress against our goal of realizing sustainable, profitable growth. Many of our Medici Ventures blockchain companies are also progressing toward having usable products in production."

"COVID-19 has altered the landscape for many," Johnson continued. "Our retail business's April sales are up over 120% year over year and that growth has occurred mainly in our key home furnishings categories. Several of our blockchain companies have received public attention because the problems they are solving using blockchain technology have been brought into the spotlight in the current pandemic. Areas like mobile voting, digital identity, digital currency, and supply chain tracking have become more important in our COVID-19 world. I am looking forward to the increase in tZERO platform activity I believe will result from the upcoming issuance of the Overstock digital dividend. I will provide a more detailed report on the impact COVID-19 has had on our businesses and other corporate updates on our earnings call."

"I thank our shareholders for their continued support. I am confident in our teams' ability to execute and to be the innovative leader in the e-commerce and blockchain arenas," concluded Johnson.

Other First Quarter Financial Highlights

•	Retail pre-tax loss was $9 million, an improvement of $4 million year over year

•	Retail contribution (non-GAAP) was $38 million, or 11.2% of total retail revenue, an improvement of 40 basis points year over year

•	Retail Adjusted EBITDA (non-GAAP) was ($2) million, an improvement of 24% year over year

•	tZERO revenue was $10 million, an increase of 128% year over year, primarily due to SpeedRoute trading volume

•	MVI other income (expense) included an $11 million gain recognized on the deconsolidation of the Medici Land Governance business

•
Consolidated G&A expenses decreased by $8 million, or 19% year over year, primarily due to a $4 million decrease in consulting expenses and staff-related costs and $3 million in proceeds from a legal settlement

First Quarter Operational Highlights

•	Newly acquired customers increased 9% year over year

•	Sales from orders placed on a mobile device were 46.3% of total sales in the first quarter of 2020, compared to 43.3% in the first quarter of 2019

•	Same day ship confirmations increased 4% in the first quarter of 2020 compared to the same period last year

•	The number of tZERO Crypto app users increased 40% from December 31, 2019

COVID-19 Update

Overstock has been responsive to the opportunities and challenges brought by COVID-19. In our retail business, customer demand has increased significantly, particularly in our key home furnishings categories. As a result, we have seen an increase in website traffic and new customers, and our retail sales have accelerated to over 120% year over year growth in April. Our online-only platform and partner network of more than 4,500 drop-ship facilities has allowed us to meet this surge in demand without significant operational disruption. However, we have faced challenges with increased volume through our customer service channels and with capacity issues from our shipping carriers. We have seen little interruption at tZERO and its subsidiaries, but we recognize potential risks to the platform due to market depression, volatility, and delays in trading and capital raises. Most of our Medici Ventures blockchain companies have seen little disruption; some are working to solve problems exacerbated by the global pandemic. All corporate staff is working from home and we are hiring in key areas to support the growth we are experiencing. It is difficult to predict the duration of these impacts or how the evolving COVID-19 situation will affect our business in the future.

Digital Dividend

On July 30, 2019, we announced that our Board of Directors had declared a dividend (the "Dividend") payable in shares of our Series A-1 Preferred Stock. The Dividend is payable at a ratio of 1:10, meaning that one share of Series A-1 Preferred Stock will be issued for every ten shares of OSTK common stock, ten shares of Series A-1 Preferred Stock, or ten shares of Series B Preferred Stock held by all holders of such shares as of the record date for the Dividend. The record date for the Dividend was April 27, 2020, and the distribution date for the Dividend will be May 19, 2020.

Earnings Webcast Information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 9463937 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, April 30, 2020, through 11:30 a.m. ET on Thursday, May 14, 2020. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the April 30, 2020 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, competition, and the effects of the departure of key business personnel. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results is included in our Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission on March 13, 2020, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Alexis Callahan 801-947-5126 ir@overstock.com	Media: Overstock Media Relations 801-947-3564 pr@overstock.com

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$141,260	$112,266
Restricted cash	2,661	2,632
Marketable securities at fair value	3,838	10,308
Accounts receivable, net	37,664	24,728
Inventories, net	4,678	5,840
Prepaids and other current assets	20,783	21,589
Total current assets	210,884	177,363
Property and equipment, net	126,621	130,028
Intangible assets, net	10,837	11,756
Goodwill	27,120	27,120
Equity securities	53,840	42,043
Operating lease right-of-use assets	23,726	25,384
Other long-term assets, net	3,707	4,033
Total assets	$456,735	$417,727
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,254	$75,416
Accrued liabilities	88,457	88,197
Deferred revenue	54,143	41,821
Operating lease liabilities, current	5,968	6,603
Other current liabilities	5,826	3,962
Total current liabilities	228,648	215,999
Long-term debt, net	43,739	—
Operating lease liabilities, non-current	20,409	21,554
Other long-term liabilities	2,284	2,319
Total liabilities	295,080	239,872
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,210 and 4,210 (including 4,085 shares declared as a stock dividend, not yet distributed)	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 43,877 and 42,790
Outstanding shares - 40,326 and 39,464	4	4
Additional paid-in capital	768,055	764,845
Accumulated deficit	(596,723)	(580,390)
Accumulated other comprehensive loss	(564)	(568)
Treasury stock at cost - 3,551 and 3,326	(70,493)	(68,807)
Equity attributable to stockholders of Overstock.com, Inc.	100,279	115,084
Equity attributable to noncontrolling interests	61,376	62,771
Total stockholders' equity	161,655	177,855
Total liabilities and stockholders' equity	$456,735	$417,727

Overstock.com, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)

	Three months ended March 31,
	2020	2019
Revenue, net
Retail	$339,598	$362,625
Other	11,975	5,104
Total net revenue	351,573	367,729
Cost of goods sold
Retail	265,392	290,640
Other	10,341	3,965
Total cost of goods sold	275,733	294,605
Gross profit	75,840	73,124
Operating expenses:
Sales and marketing	36,762	33,477
Technology	32,796	35,433
General and administrative	32,426	40,232
Total operating expenses	101,984	109,142
Operating loss	(26,144)	(36,018)
Interest income	272	403
Interest expense	(200)	(127)
Other income (expense), net	6,683	(6,272)
Loss before income taxes	(19,389)	(42,014)
Provision for income taxes	176	878
Net loss	(19,565)	(42,892)
Less: Net loss attributable to noncontrolling interests	(3,232)	(3,648)
Net loss attributable to stockholders of Overstock.com, Inc.	$(16,333)	$(39,244)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(0.40)	$(1.18)
Weighted average common shares outstanding—basic	40,158	32,370
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(0.40)	$(1.18)
Weighted average common shares outstanding—diluted	40,158	32,370

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Consolidated net loss	$(19,565)	$(42,892)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation of property and equipment	6,646	6,575
Amortization of intangible assets	923	1,481
Non-cash operating lease cost	1,630	1,667
Stock-based compensation to employees and directors	3,268	3,985
Deferred income taxes, net	8	895
(Gain)/loss on sale of cryptocurrencies	(219)	9
Impairment of cryptocurrencies	21	318
Impairment of equity securities	—	2,958
Losses on equity method securities	2,468	1,025
Gain on disposal of business	(10,705)	—
Other non-cash adjustments	1,625	1,858
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(11,141)	14,068
Inventories, net	1,162	554
Prepaids and other current assets	1,542	3,106
Other long-term assets, net	457	(189)
Accounts payable	(1,310)	(28,023)
Accrued liabilities	338	(6,962)
Deferred revenue	12,547	(10,640)
Operating lease liabilities	(1,751)	(1,249)
Other long-term liabilities	(171)	27
Net cash used in operating activities	(12,227)	(51,429)
Cash flows from investing activities:
Purchase of equity securities	(85)	(2,500)
Proceeds from sale of equity securities and marketable securities	2,179	5,535
Disbursement for notes receivable	(300)	(2,000)
Acquisitions of businesses, net of cash acquired	—	4,885
Expenditures for property and equipment	(3,638)	(4,144)
Deconsolidation of cash of Medici Land Governance, Inc.	(4,056)	—
Other investing activities, net	(99)	(2)
Net cash provided by (used in) investing activities	(5,999)	1,774

Continued on the following page

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Three months ended March 31,
	2020	2019
Cash flows from financing activities:
Proceeds from long-term debt	47,500	—
Proceeds from sale of common stock, net of offering costs	2,848	30,957
Payments of taxes withheld upon vesting of restricted stock	(1,686)	(1,353)
Other financing activities, net	(1,413)	(648)
Net cash provided by financing activities	47,249	28,956
Net increase (decrease) in cash, cash equivalents and restricted cash	29,023	(20,699)
Cash, cash equivalents and restricted cash, beginning of year	114,898	142,814
Cash, cash equivalents and restricted cash, end of year	$143,921	$122,115

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$32	$86
Income taxes paid, net	4	130
Non-cash investing and financing activities:
Property and equipment financed through accounts payable and accrued liabilities	$190	$304
Common stock repurchased through business combination	—	643
Receivables converted to equity securities	186	359
Recognition of ROU Asset and Liabilities for new lease (Operating)	41	30,968
Recognition of ROU Asset and Liabilities for new lease (Financing)	517	—
Proceeds from sale of common stock included in accounts receivable	—	8,957
Proceeds from the sale of marketable securities included in accounts receivable	3,081	—
Deposit applied to business combination purchase price	—	7,347
Equity method security applied to business combination purchase price	—	3,707

Segment Financial Information

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transactions through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

Our MVI segment primarily consists of costs incurred to create or foster a set of products and solutions that leverage blockchain technology to generate efficiencies and increase security and control, excluding intercompany transactions eliminated in consolidation.

Our Other segment consists of Medici Land Governance, which was deconsolidated beginning February 22, 2020, and our unallocated corporate support costs.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net loss (in thousands):

	Three months ended March 31,
	Retail	tZERO	MVI	Other	Total
2020
Total net revenue	$339,598	$10,239	$1,574	$162	$351,573
Cost of goods sold	265,392	8,767	1,574	—	275,733
Gross profit	74,206	1,472	—	162	75,840
Operating expenses	82,835	12,258	2,908	3,983	101,984
Interest and other income (expense), net (1) (2)	(299)	(1,782)	8,833	3	6,755
Pre-tax income (loss)	$(8,928)	$(12,568)	$5,925	$(3,818)	(19,389)
Provision for income taxes					176
Net loss (3)					$(19,565)

2019
Total net revenue	$362,625	$4,496	$608	$—	$367,729
Cost of goods sold	290,640	3,357	608	—	294,605
Gross profit	71,985	1,139	—	—	73,124
Operating expenses	85,336	15,553	4,253	4,000	109,142
Interest and other income (expense), net (1)	135	(963)	(5,164)	(4)	(5,996)
Pre-tax loss	$(13,216)	$(15,377)	$(9,417)	$(4,004)	(42,014)
Provision for income taxes					878
Net loss (3)					$(42,892)
_____________________________________

(1)
Excludes intercompany transactions eliminated in consolidation, which consist primarily of service fees and interest. The net amounts of these intercompany transactions were $1.1 million and $415,000 for the three months ended March 31, 2020 and 2019, respectively.

(2)
Upon deconsolidation of Medici Land Governance, we recognized our retained equity interest in Medici Land Governance as an equity method security held by our MVI segment which resulted in a $10.7 million gain included in Interest and other income (expense), net for our MVI segment for the three months ended March 31, 2020.

(3)	Net loss presented for segment reporting purposes is before any adjustments attributable to noncontrolling interests.

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release because we believe that these figures are helpful in allowing investors to more accurately assess the ongoing nature of our operations and measure our performance more consistently across periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The following tables provide reconciliations of these non-GAAP items to the most nearly equivalent GAAP measures, our rationale and a discussion of the limitations of these non-GAAP measures.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and we believe it is useful to investors as a supplement to GAAP measures in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended March 31,
	2020	2019

Net loss	$(19,565)	$(42,892)
Depreciation and amortization	7,569	6,614
Stock-based compensation	3,268	3,985
Interest income, net	(72)	(276)
Other (income) expense, net	(6,683)	6,272
Provision for income taxes	176	878
Special items (see table below)	(1,103)	1,757
Adjusted EBITDA	$(16,410)	$(23,662)

Segment Adjusted EBITDA
Retail	$(1,865)	$(2,460)
tZERO	(8,250)	(13,207)
MVI	(2,498)	(4,008)
Other	(3,797)	(3,987)
Adjusted EBITDA	$(16,410)	$(23,662)

Special items:
Severance	$1,398	$1,757
Gain on legal settlement	(2,501)	—
	$(1,103)	$1,757

Free Cash Flow

Free cash flow is a non-GAAP financial measure that reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash used in operating activities," the nearest GAAP financial measure, is net cash used in operating activities reduced by "Expenditures for property and equipment." We believe that net cash used in operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of property and equipment are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of property and equipment. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Three months ended March 31,
	2020	2019
Net cash used in operating activities	$(12,227)	$(51,429)
Expenditures for property and equipment	(3,638)	(4,144)
Free cash flow	$(15,865)	$(55,573)

Contribution and Contribution Margin

Contribution and contribution margin (non-GAAP financial measures, which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculation of our contribution and contribution margin is set forth below (in thousands):

	Three months ended March 31,
	Retail	Other (1)	Total
2020
Total net revenue	$339,598	$11,975	$351,573
Cost of goods sold	265,392	10,341	275,733
Gross profit	74,206	1,634	75,840
Less: Sales and marketing expense	36,290	472	36,762
Contribution	$37,916	$1,162	$39,078
Contribution margin	11.2%	9.7%	11.1%

2019
Total net revenue	$362,625	$5,104	$367,729
Cost of goods sold	290,640	3,965	294,605
Gross profit	71,985	1,139	73,124
Less: Sales and marketing expense	32,933	544	33,477
Contribution	$39,052	$595	$39,647
Contribution margin	10.8%	11.7%	10.8%
__________________________________________

(1)	Other includes our tZERO, MVI, and Other segments.